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                                                                   EXHIBIT 16.1




August 24, 1999


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4 of Form 8-K dated August 24, 1999, of St. Joseph's Physician Associates, Inc. and are in agreement with the statements contained in Item 4(a)(1)(ii) and Item 4(a)(1)(iv) on page 1 therein. We have no basis to agree or disagree with the other statements of the registrant contained therein.



/s/ Ernst & Young LLP
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